ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775)684 5708 Website: secretaryofstate.biz
	Filed in the office of	Document Number
	/s/ Ross Miller	20080558727-74
Filing Date and Time 08/21/2008 3:46 PM
Ross Miller Secretary of State State of Nevada
Entity Number C973-1985
Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1)

Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐and attach an 81/2” x 11” blank sheet containing the required Information for each additional entity.

POWIN CORPORATION
Name of merging entity
	OREGON	CORPORATION
	Jurisdiction	Entity type*
.
Name of merging entity
Corporation
	Jurisdiction	Entity type*

Name of merging entity

	Jurisdiction	Entity type*

Name of merging entity

	Jurisdiction	Entity type*

and,
EXACT IDENTIFICATION CORPORATION
Name of surviving entity
	NEVADA	CORPORATION
	Jurisdiction	Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filling Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1 Revised on 07/01/08

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

		Attn:	Joseph Liu

		c/o:	Powin Corporation 6975 SW Sandburg Road, Ste.326 Tigard OR 97223

3)	(Choose one)

	☐	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

	☒	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)

Owner’s approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check ☐and attach an 8 1/2” x 11” blank sheet containing the required Information for each additional entity):

	(a)	Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.			Nevada Secretary of State 92A Merger Page 2, Revised on 07/01/08

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of cash business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3, Revised on 07/01/08

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4, Revised on 07/01/08

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available, (NRS 92A.200)*:

Article I. The name of the Corporation shall be "POWIN CORPORATION."

Article III. The amout of authorized shares of common stock of the Corporation shall be 600,000,000 shares with a par value of $0.001.

6)	Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,
☐

(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A, 200).

7)	Effective date (optional):

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A,180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent document of the surviving entity except that the name of the surviving entity may be changed.

**A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5 Revised on 07/01/08

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

8)

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*
(if there are more than four merging entities, check box ☐and attach an 8%” x 11” blank sheet containing the required information for each additional entity.):

POWIN CORPORATION
Name of merging entity
/s/ Joseph Lu
		President	07/28/08
	Signature	Title	Date

Name of merging entity

	Signature	Title	Date

Name of merging entity

	Signature	Title	Date

Name of merging entity

	Signature	Title	Date

EXACT IDENTIFICATION CORPORATION
Name of merging entity
	/s/	Vice Pres	07/28/08
	Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230), Additional signature blocks may be added to this page or as an attachment, as needed,

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 6 Revised on 07/01/08

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 7

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230), Additional signature blocks may be added to this page or as an attachment, as needed,

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 7 Revised on 07/01/08

ACQUISITION  AGREEMENT and REORGANIZATION PLAN

ACQUISITION  AGREEMENT (ACQUISITION), and PLAN OF REORGANIZATION, dated the 17 th  day of  June 2008 by and between Exact Identification Inc., a Nevada Corporation (hereinafter called Exact and Powin Corporation, an Oregon Corporation , (hereinafter called Powin).

PLAN OF REORGANIZATION

The Reorganization will comprise in general the conveyance  by Powin to Exact of all of the assets, liabilities, and all the outstanding shares of Powin, the issuance by Exact  (after an increase of Exact’s authorized common stock  600,000,000 @.001 cents par value, and a reverse split of one for twenty-five of Exact’s current outstanding common stock) to Powin of 150,000,000shares of Exact INVESTMENT common stock, as hereinafter set forth, and the subsequent transfer of ownership of  Powin with the concomitant distribution of Exact shares to Powin shareholders. Powin proposes to sell its’ assets and liabilities, and all its outstanding shares for 150,000,000 shares of Exact’s $0.001 (one tenth cent) par value Investment common stock. Powin will then effect a distribution of the Exact shares to its shareholders in exchange for their Powin stock through the Escrow Holder Merit Transfer Company. The Plan of Reorganization  will then be completed by Exact  and Powin Powin will then dissolve  and Exact will change it’s name to”Powin Corporation”, it will remain in biometrics business and will continue to operate in the Powin business. Said shares when issued to be Restricted and issued for investment purposes only, and may be sold only in compliance with Regulation D, Rule 144 of the Securities and Exchange Act of 1933, as amended. The shareholders of Powin would then own investment stock of Exact. A new Board of Directors will be elected as proposed by Powin at the Exact shareholder meeting held to approve the Acquisition Agreement and the Plan of Reorganization.

Powin Corporation (formerely Exact Identification) will exchange 3,000,000 shares  of  Powin investment common stock to Management Guidance for their consultant services in negotiating  and completing the Acquisition  Agreement and Plan of Reorganization on behalf of Exact. The exchange is based on two percent (2%) of the number of shares that were negotiated on the exchange with Powin in the Acquisition  Agreement and Plan of Reorganization..

AGREEMENT

     In order to consummate  the forgoing Plan of Reorganization and in consideration  of the promises and of the representations and undertakings herein set forth, the parties agree as follows:

1.    The Reorganization, pursuant to the provisions of Section 368 (a)(1) (b) of the Internal Revenue Code of 1954, as amended, will involve the increase of Exact’s authorized capital  to 600,000,000 shares of common voting stock at .001 cent par value, and the reverse split of the current  outstanding shares of Exact on a one for twenty-five basis, (wherein twenty-five shares of Exact’s  current outstanding stock are exchanged for one share of new stock plus warrants “A” and warrants ”B” to purchase two additional shares of Investment Commons stock of the new business after the Reorganization is completed. Warrants “A”  has the right to purchase one share of Investment  Common stock at two dollars ($2.00) per share for a period of one year and Warrant “B” has the right to purchase one share of Investment Common stock at  three dollars ($3.00) per share for a period of two years)and the Acquisition  by Exact of all of the outstanding shares of common stock of Powin, in exchange solely  for one hundred fifty million (150,000,000) shares of Investment common voting  stock of Exact after the one for twenty-five reverse split, represents then  96 ½ (%) of Exact’s outstanding common stock, and Powin distributing  these shares to the shareholders of Powin through escrow holder Merit Transfer Company, wind up its business and dissolve. Exact will remain in its current business and continue to operate the Powin business  after changing Exact’s name to “Powin Corporation”. To simultaneously elect a new board of directors, approved and recommended  by Powin, of Exact. To issue 3,000,000 shares of investment common voting stock to Management Guidance for consulting services in the negotiations and completion of the Acquisition Agreement and Plan of Reorganization  on behalf of Exact, after the Reorganization is approved by Exact’s shareholders at a special shareholder meeting called for that purpose.

2.     Exact is a corporation duly organized and existing under the laws of the State of Nevada with authorized capital stock consisting of 200,000,000 shares of common voting stock with a par value of $0.001 per share. One hundred thirty million five hundred seventy five thousand  six hundred ninety eight (130,575,698) of Exact common shares will be duly issued and outstanding. Immediately prior to the consummation  of the proposed  on the date of this Agreement. Exact will amend it’s Articles of Incorporation to change its’ name to” Powin Corporation” and increase its’ authorization capital to 600,000,000 of common voting shares at $0.001 par value and elect a new Board of Directors for Powin Corporation

3     It is understood by the parties that the balance sheet of Exact as of December 31, 2007 and as shown on the Federal Tax Return   12/31/07 as  prepared by a Certified Public Accountant, and Exact warrants that such balance sheets fairly represent the financial  position of Exact, and no assets have been acquired or liabilities incurred since  December  31.2007

4.    It is understood, and Exact hereby represents, that Exact has good and marketable title to all the properties it purports to own by this agreement as described in the balance sheet as of 12/31/07 referred to in paragraph #3 above.

5.    All taxes which Exact is required by law have been or will duly be paid for all periods up to and including the date on which this agreement is signed.

6.    It is understood, and Exact represents that the assets owned by Exact have not , since negotiations commenced between parties, been materially or adversely affected as a result of any fire, explosion, earthquake, drought , windstorm, accident, strike, embargo, confiscation of vital equipment, materials or inventory, or acts of God.

7.    Exact has not caused, and will not cause, suffer nor permit prior to the closing of this Reorganization:

a.     Any change in the condition (financial or otherwise) of its assets, liabilities or business.

b.     Any damage, destruction or loss (whether or not covered by insurance) adversely affecting the business or any of the properties of Exact or any item carried on the accounts of Exact.

c.     Any declaration, setting aside a payment of any dividend or other distribution in respect to any of Exact capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock.

d.    Any increase in the compensation payable or to become payable by Exact to any of its officers, employees, or agents or any bonus payment or arrangement  made with any or any of them.

e.      Any event or condition of any character adversely affecting the business or properties of Exact. Exact has furnished a statement, which is a true and complete statement of Exact’s financial condition and of its assets reflected on said balance sheet, excepting liabilities, such as attorneys’, consultants’, and accountants’ fees and administrative costs incurred in connection with this transaction, which will be paid in full by Exact on completion of this Agreement.

  8.    Exact shall bear the costs of its own accountants’, consultants’, and attorneys’fees, and its own administrative costs which it incurs in connection with this transaction.

9.     Prior to or at the time of the consummation of this transaction, Exact shall furnish to  Powin a complete and accurate list of its shareholders and outstanding securities, certified by the transfer agent as of the record date for its special shareholders meeting held to consider this transaction.

10.   Exact hereby warrants that Exact’s stock is not listed or quoted in the inter-dealer quotation services, and that the stock will be listed and quoted after the registration of the company and its shares with the Securities and Exchange Commission is completed and  effected.

11    Powin is a corporation duly organized and existing under the laws of the State of Oregon.

12.   It is understood by the parties that the balance sheet of Powin, as of 12/31/07 is audited, and Powin warrants that such balance sheets fairly represents the financial position of Powin as of such date.

13     It is understood, and Powin hereby represents, that Powin has a good and marketable title to all the properties it purports to convey by this agreement as described in the balance sheet as of  12/31/07  referred to in paragraph #3 above.

14.   It is understood and Powin hereby represents, that Powin is not a party to any pending or threatened litigation which might adversely affect the assets of Powin which are to be transferred to Exact.

15.   All taxes which Powin is required by law to pay in regard to the assets to be transferred have been or will be duly paid  for all periods up to and including the date on which this Agreement is signed.

16.    It is understood, and Powin represents, that the assets to be transferred by Powin have not, since negotiations commenced  between the parties, been materially or adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, materials or inventory, or acts of God.

17.   Powin has not caused, and will not cause, suffer nor permit prior to the closing of this Reorganization:

a.      Any change in the condition (financial or otherwise) of its assets, liabilities or business.

b.    Any damage, destruction or loss ( whether or not covered by insurance) adversely affecting the business or any of the properties of  Powin or of  any item carried on the accounts of Powin.

c.     Any  declaration, setting aside a payment of any dividend or other distribution in respect to any of Powin’s capital stock, or direct or indirect redemption, purchase or other acquisition of any such stock.

d.    A ny increase in the compensation payable or to become payable by Powin to any of its officers, employees, or agents or any bonus payment or arrangement  made with any or to any of  them.

e.    Any event or condition of any character adversely affecting the business or Properties of  Powin.  After  the signing of this agreement, Powin shall furnish a statement, which shall be true and complete statement of Powin’s financial condition  and of its assets and liabilities, and warrants that no liabilities are outstanding  which are not reflected on said balance sheet, excepting liabilities, such as attorneys’, and accountants’ fees and administrative costs incurred in connection with this transaction.

18.   Powin shall bear the costs of its own accountants’ and attorneys’ fees, and its own administrative  costs which it incurs in connection with this transaction.

19.   Prior to or at the time of the consummation of the Reorganization, Powin shall furnish to Exact a complete and accurate list of its shareholders and outstanding securities, certified by the company agent  as of the record date for  its shareholders’ meeting held to consider this transaction.

20.   After the one for twenty-five reverse split, Exact shall in exchange for all of the assets and outstanding common stock of Powin, shall issue to Powin, 150,000,000 shares of its investment common stock, and issue 3,000,000 shares of investment common stock to Management Guidance for consultant services and negotiations herein above stated,  bringing the total of issued and outstanding shares of Exact to not more than 158,000,000 shares, as of  the date the Reorganization  is completed, at which time the shareholders of Powin would then own investment common stock of Exact. Upon completion of the Acquisition, Powin shall distribute the Exact distribution of  150,000,000 shares of investment common stock to its shareholders. Powin will then complete their business and dissolve. No fractional shares shall be issued. The shares to be issued  during July 2008, will be issued by the transfer agent Merit Transfer Company, to the Powin shareholders, in  exchange for each certificate of Powin stock submitted, using the same ratio agreed to above. Each certificate must be signed by the shareholder with a signature guarantee, by a Bank or Stock Brokerage Firm. There is a charge of $40.00 per certificate.

21.    It is understood by and between  all the parties hereto that the representations made by the parties in negotiations leading up to this Agreement and terms of this Agreement are  material and that the parties have entered into this Agreement in reliance on said   representation. In the event that Exact is held liable for any damage or expense incurred due to Exact’s  reliance on representations made by Powin, then Powin shall indemnify and hold harmless  Exact for any and all such damage fees. In the event Powin is held liable for any damage or expense incurred due to Powin’s reliance on representations by Exact then Exact shall indemnify and hold harmless Powin for any and all such damage and expenses including, but not limited to, costs and attorneys’ fees.

22.    The Acquisition Agreement is made and entered into subject  to approval of the Shareholders of Exact and Powin. Each party shall call a meeting of its shareholders on or  before  July 8, 2008, in order to obtain shareholder ratification of the Acquisition Agreement and Plan of Reorganization. If a favorable vote of the shareholders of each party is received on or before July 8, 2008  meetings, then the Acquisition  shall be effected on the 8th day of July,2008. If the shareholders of either or both parties hereto shall fail to approve this Acquisition Agreement and Plan of Reorganization, the parties shall each bear their own costs and damages resulting from the resultant failure of the Reorganization. The above time table and dates may be extended at the request of either party, by mutual agreement of the parties.

23.    At any time prior to the consummation of the Acquisition Agreement and Plan of Reorganization on July 8, 2008, the Board  of Directors of any of the parties hereto  by formal resolution of the  Board, withdraw from the Acquisition Agreement and Plan of Reorganization. Notice of such withdrawal, together with a copy of the resolution, shall be served upon the other parties to the contract, and in the event any party exercises its option to withdraw as set forth herein, it is mutually agreed that neither of the parties shall seek to impose any liability upon the other as a result of the failure of the Acquisition. Each party will bear its own costs and damages which may result  from a failure  of the Acquisition for any reason whatsoever.

24.    This Acquisition Agreement and Plan of Reorganization has been signed by the officers of the respective Parties, and is subject to approval of the respective Boards of Directors. Such approval shall be by formal resolution, copies of which shall be exchanged by the parties as soon as such approval is received. The Acquisition  Agreement  and Plan of Reorganization is also expressly made subject to compliance with federal and state laws.

25.    Each of the parties to this Agreement represents to each other that the stock to be  Conveyed pursuant to this Agreement shall be conveyed to the other party free and clear of all liens, security interests and encumbrances of any kind or nature.

IN WITNESS WHEREOF, the parties hereto executed this Acquisition Agreement on the day and year first written above.

Exact Identification Inc.

 A  Nevada Corporation

 By    /s/ Scott Oakey

President

Powin Corporation

An Oregon corporation

By   /s/ Joseph Lu

              President